                                                                   Exhibit 10.25

                                     [LOGO]

                                     MUNDAYS
                                   ----------
                                   SOLICITORS


                            DATED 21st FEBRUARY 2000


                           SOMMER HOLDINGS LIMITED(1)

                                     -AND-

                    FLEXI INTERNATIONAL SOFTWARE LIMITED(2)


                                    ORIGINAL
                                  DEPOSIT DEED

                                  RELATING TO

                     LEASE OF OFFICES ON THE FIRST FLOOR OF
                       TUDOR HOUSE KINGSWAY BUSINESS PARK
                        OLDFIELD ROAD HAMPTON MIDDLESEX



                   Crown House                Hamilton House
                   Church Road, Claygate      1 Temple Avenue
                   ESHER                      LONDON
                   Surrey KT10 0LP            EC4Y 0HA
                   Tel: 01372 809000          Tel: 0171 437 8080
                   Fax: 01372 463782          Fax: 0171 437 8180
                            E-Mail: hub@mundays.co.uk

THIS DEED is made the 21st day of February 2000
BETWEEN

(1) SOMMER HOLDINGS LIMITED (Company registration number 934538 England) whose registered office is situate at Thameside House Kingsway Business Park Oldfield Road Hampton Middlesex TW12 2HD

(2) FLEXI INTERNATIONAL SOFTWARE LIMITED (Company registration number 2603610 England) whose registered office is situate at

SUPPLEMENTAL TO a lease ("the Lease") of even date and made between the Landlord (1) and the Tenant (2) relating to premises known as Offices on the first floor of Tudor House Kingsway Business Park Oldfield Road Hampton Middlesex ("the Premises")

RECITAL:

IT was a term of the negotiations for the Lease that the Tenant should lodge with the Landlord the Rent Deposit to be held by the Landlord on the terms and conditions contained in this Deed as security for the performance by the Tenant of the lessees covenants and other obligations under the Lease
THIS DEED WITNESSES as follows:

1.       DEFINITIONS

IN this Deed the following expressions have the following meanings unless the context or a specific direction in this Deed require a different meaning:

         1.1      "Account"
                  A separate interest bearing account designated re Sommer Holdings Ltd and Flexi International Software Limited to be opened in the name of the Landlords Solicitors with the Bank following the date of this deed

         1.2      "the Bank"
                  Barclays Bank plc Barclays Bank Business Centre P.O. Box 193 8/12 Church Street Walton on Thames Surrey KT12 2YW

         1.2      "Deposit Fund"
                  The balance at any time credited to the Account

         1.3      "Rent Deposit"
                  TWENTY THOUSAND POUNDS ((POUND) 20,000)

         1.4      "Term"

                  The term granted by the Lease including any period of holding over by the Tenant

         1.5      "Landlords Solicitors"

                  The firm of Solicitors appointed by or acting for the Landlord for the purposes of this Deed who at the date hereof are Mundays of Crown House Church Road Claygate Esher Surrey KT10 0LP and so that any change shall be notified in writing to the Tenant.

2.       INTERPRETATION

         2.1 Any reference to a clause by number is a reference to that numbered clause as it appears in this Deed

         2.2 "Landlord" includes any person entitled at any time to the reversion to the Lease but so that the Landlord will not be personally liable to the Tenant once it is no longer entitled to the reversion to the Lease and its assignee has entered into a Deed of Covenant with the Tenant as required by Clause 8 to observe and perform the Landlord's obligations and covenants in this Deed

         2.3 "Lease" includes any document expressed to be supplemental to the Lease

         2.4 "Tenant" includes any successors in title to the Tenant from time to time including the personal representatives of any individual

         2.5 Where the word "today" is used this means the date of this Deed as written above

3.       INSTRUCTIONS TO ACT

                  The Landlord and the Tenant hereby irrevocably instruct the Landlord's Solicitors to act as stakeholder in the operation of the Account in accordance with this deed and in particular to act in accordance with this deed in making payments in to the Account withdrawing sums from the Account and accounting to the Landlord and the Tenant for money due to either of them from the Account.

4.       DEPOSIT OF RENT

         4.1      The Landlord acknowledges receipt from the Tenant of the Rent
                  Deposit

         4.2 The Landlord will procure that the Landlords Solicitors forthwith place the Rent Deposit in the Account and (subject to the provisions of clause 4.2) will hold the Deposit Fund throughout the Term as security for:

                  4.2.1 payment by the Tenant on the due date of all of the rents payable under the Lease and

                  4.2.2 payment by the Tenant of any other sums which may become properly due to the Landlord from time to time under the Lease and

                           4.2.3 compliance in all material respects by the Tenant with the covenants and conditions contained in the Lease and this Deed

5.       CHARGE ON THE DEPOSIT ACCOUNT

         5.1      WARRANTY OF FREEDOM FROM CHARGE

                  The Tenant warrants to the Landlord that the Rent Deposit is free from any charge or incumbrance save as mentioned in Clause 5.2

         5.2      CHARGE OF TENANT'S INTEREST

                  The Tenant with full title guarantee charges its interest in the Account and all money from time to time withdrawn from it in accordance with this deed as security for money payable to the Landlord in the event of default until such time as the Account is closed in accordance with clause 9

         5.3      ADDITIONAL SECURITY

                  The security referred to in Clause 5.2 is in addition to and is not to merge with prejudice affect or be affected by any other security interest of the Landlord as regards the Tenant

6.       WITHDRAWALS

THE Landlord may from time after seven days prior written notification of such intention to the Tenant and if such matter is not remedied in that period at the Landlords absolute discretion make withdrawals from the Account of sums sufficient but no greater than to compensate the Landlord for any nonpayment delay in payment or loss or damage suffered or costs or expenses properly and reasonably incurred by the Landlord arising from any of the following events:

         6.1 Any failure by the Tenant during the Term to pay within the due period stipulated in the Lease any of the rents or other sums payable under the Lease or any mesne profits for which the Tenant may be liable in respect of the Premises

         6.2 Any default by the Tenant in complying with any covenant or conditions contained in the Lease or this Deed

         6.3 Forfeiture or disclaimer of the Lease or the Tenant ceasing to exist

7.       INTEREST

The Landlord will arrange for payment of all interest earned on the Deposit Fund to be made (net of any bank charges and any tax required to be deducted by the Landlord before the Landlord accounts to the Tenant) to the Tenant annually at the address stated in this Deed or at such other address as the Tenant may from time to time notify to the Landlord in writing

8.       TRANSFER OF REVERSION

IF the Landlord transfers the reversion immediately expectant upon the determination of the Term the Landlord will:

         8.1 procure the transfer of the Deposit Fund to the transferee of the reversion and assign the benefit and the burden of this Deed to that transferee

         8.2 procure that the transferee of the reversion no later than the date of the transfer covenants in a deed with the Tenant to observe and perform the obligations of the Landlord under this Deed including mutatis mutandis the provisions of this clause 8

         8.3 On delivery of the deed of covenant referred to in clause 8.2 properly executed by such assignee to the Tenant the Landlord (being the transferor) will cease to be liable for any default in future compliance with any provision contained in this Deed

9.       RELEASE OF DEPOSIT FUND

IF the Tenant has complied in all material respects with all the covenants and conditions contained in the Lease and in this Deed then the Landlord will repay the Deposit Fund without delay to the Tenant (or as the Tenant may direct) on the earliest to occur of the following:

         9.1      a permitted assignment of the Lease by the Tenant

         9.2 one month after the expiration or sooner determination of the Term and the Tenant having given up vacant possession of the Premises

PROVIDED THAT (except where the Lease has determined by forfeiture re-entry or disclaimer) the Landlord shall only be entitled to receive from the Deposit Fund an amount to compensate it in respect of the matters referred to in Clause
6.1 and/or 6.2 and shall repay the balance of the Deposit Fund to the Tenant without delay subject (in the case of any sum which needs to be ascertained) to the Landlord having a reasonable and proper period in which to ascertain the amount due

10.      GENERAL PROVISIONS

         10.1 The Deposit Fund will at all times be and remain the property of the Tenant subject to the charge created by clause 5

         10.2 The Landlord's rights of re-entry contained in the Lease will be exercisable on any default by the Tenant in compliance with any provision contained in this Deed as well as on the happening of any of the events mentioned in the Lease

         10.3 The provisions of this Deed will not in any way lessen or affect the Tenant's obligations under the Lease or those of any surety or lessen the Landlord's rights to take any action or proceedings under the Lease in respect of any default by the Tenant in complying with any of the covenants or conditions contained in the Lease

         10.4 the rights of the Landlord under this deed are without limitation to the rights of the Landlord pursuant to the lease

         10.5 the Tenant is not to be entitled to withhold money or fail to perform any of its obligations under the Lease because of the existence of the Deposit Balance or this deed, and

         10.6 the provisions of the Lease as to service of notices are to apply to this deed mutatis mutandis

IN WITNESS whereof the parties have today executed this Deed

THE COMMON SEAL of
SOMMER HOLDINGS LIMITED
was affixed in the presence of:


         Director  /s/
                 ------------------------------------



         Director/Secretary  /s/
                           ------------------------------------

                                 [MUNDAYS LOGO]



                           DATED 21ST FEBRUARY, 2000


                          (1)  SOMMER HOLDINGS LIMITED

                   (2)  FLEXI INTERNATIONAL SOFTWARE LIMITED

                     (3)  FLEXI INTERNATIONAL SOFTWARE INC



                                    ORIGINAL

                                     LEASE

                                       OF

                             FIRST FLOOR OFFICES AT
                       TUDOR HOUSE KINGSWAY BUSINESS PARK
                        OLDFIELD ROAD HAMPTON MIDDLESEX
                                    TW12 2HD




                    Crown House                Hamilton House
                    Church Road, Claygate      1 Temple Avenue
                    ESHER                      LONDON
                    Surrey KT10 0LP            EC4Y 0HA
                    Tel: 01372 809000          Tel: 0171 437 8080
                    Fax: 01372 463782          Fax: 0171 437 8180
                           E-Mail: hub@mundays.co.uk

                                     LEASE

                                     INDEX


CLAUSE:  1.       DEFINITIONS

CLAUSE:  2.       INTERPRETATION

CLAUSE:  3.       DEMISE AND RENTS

CLAUSE:  4.       TENANT'S COVENANTS

         4.1      Rents

         4.2      To pay interest on overdue moneys

         4.3      Outgoings

         4.4      Repairs

         4.5      Decorations

         4.6      Cleaning

         4.7      To yield up

         4.8      Entry by Landlord and others

         4.9      To comply with notices to repair

         4.10     Dangerous materials and use of machinery

         4.11     Overloading floors and services

         4.12     Sewers and drains

         4.13     Disposal of refuse

         4.14     Exhibiting articles

         4.15     Obstruction of Adjoining Property

         4.16     Prohibited Users

         4.17     User

         4.18     Nuisance

         4.19     Alterations

         4.20     Signs and advertisements

         4.21     Encroachments and easements

         4.22     Alienation

         4.23     Registration of dispositions

         4.24     Landlord's costs

         4.25     Statutory requirements

         4.26     Planning

         4.27     Statutory notices

         4.28     Fire precautions and equipment

         4.29     To inform the Landlord of defects

         4.30     Reletting notices

         4.31     To indemnify the Landlord

         4.32     Landlord's regulations

         4.33     Value Added Tax

         4.34     Service Charge

         4.35     Matters Affecting Estate

CLAUSE:  5.       LANDLORD'S COVENANTS

         5.1      Quiet enjoyment

         5.2      To provide services

CLAUSE:  6.       INSURANCE

         6.1      Landlord to insure

         6.2      Landlord to produce evidence of insurance

         6.3      Destruction of the Demised Premises

         6.4      Frustration

         6.5      Payment of insurance moneys refused

         6.6      Cesser of Rent

         6.7      Benefit of other insurances

         6.8      Insurance becoming void

         6.9      Requirements of insurers

         6.10     Notice by Tenant

         6.11     Excesses

CLAUSE:  7.       PROVISOS

         7.1      Forfeiture

         7.2      No implied easements

         7.3      No restrictions on dealing with Adjoining Property

         7.4      Enforcement of covenants in other leases

         7.5      No warranty as to permitted use

         7.6      No waiver

         7.7      Exclusion of statutory compensation

         7.8      Notices

         7.9      Disputes

         7.10     Exclusion Order

         7.11     Break Option

         7.12     Governing Law and Jurisdiction

CLAUSE:  8.       SURETY COVENANT

THE FIRST SCHEDULE         Rights and Easements granted

THE SECOND SCHEDULE        Rights and Easements Excepted and Reserved

THE THIRD SCHEDULE         Covenants by Surety

THE FOURTH SCHEDULE        Services

THE FIFTH SCHEDULE         Calculation of the Service Charge

"A"

[FLOORPLAN OF FIRST FLOOR THAMESIDE HOUSE AND FIRST FLOOR OF TUDOR HOUSE]

"B"

NATIONAL GRID PLAN                  TQ1269                    SECTION B
GREATER LONDON

                                    MAP OF
                        BOROUGH OF RICHMOND UPON THAMES

TITLE NO. TGL 23005

OFFICE COPY shows the state of the title plan on 24 January 2000 and is admissible in evidence to the same (???_) as the original. This office copy of the title plan may be subject to minor distortions in scale.
Issued on 25 January by the Telford District Land Registry.
Crown Copyright. Produced by HMLR. Further reproduction in whole or part is prohibited without the prior written permission (???_) Ordnance Survey. License Number GD272728.

THIS LEASE made on the Date of Deed stated in the Particulars (as defined below) BETWEEN the Parties to this Deed specified in the Particulars

WITNESSES in consideration of the rents reserved by and of the covenants contained in this Lease as follows:

1.       DEFINITIONS

IN this Lease unless the context otherwise requires the following expressions shall have the following meanings:

         1.1 "the Particulars" means the details and descriptions appearing on the preceding pages headed "Lease Particulars" which comprise part of this Lease

         1.2 "the Landlord" means the party named as "Landlord" in the Particulars and includes the person for the time being entitled to the reversion immediately expectant on the determination of the Term

         1.3 "the Tenant" means the party named as "Tenant" in the Particulars and includes the Tenant's successors in title and assigns and in the case of an individual includes his personal representatives

         1.4 "the Term" means the Term stated in the Particulars and includes the period of any holding over or any extension or continuation whether by statute or at common law

         1.5 "this Lease" means this Lease and any document which is made supplemental to it or which is entered into pursuant to or in accordance with the terms of it

         1.6 "the Demised Premises" means the Demised Premises as briefly described in the Particulars including:

                  (A) the internal faces (only) of all walls and columns which enclose the same

                  (B) the entirety of all walls and columns (other than those which are structural or load bearing) and the internal faces (only) of all structural or load bearing walls and columns

                  (C) the screed and finish (only) of the floors and the internal faces (only) of the ceilings

                  (D) window frames and all glass in the windows and all doors and door frames

                  (E) all Conduits exclusively serving the Demised Premises except those belonging to the utility companies

                  (F) all fixtures and fittings plant machinery and equipment now or in future in or upon the same (excluding all tenant's and trade fixtures and fittings)

                  (G)      all additions alterations and improvements

                  (H) the staircase and stairwell leading from the ground floor lobby

          1.7 "the Building" means the Building briefly described in the Particulars and each and every part of it and all additions alterations and improvements to it and all landlord's fixtures fittings furnishings plant machinery and equipment now or hereafter in or about the same

          1.8 "the Estate" means the estate known as Kingsway Business Park including all parts of the Building (other than the Demised Premises) and any land and/or buildings forming part of it shown for the purpose of identification only edged green on Plan "C"

          1.9 "the Insured Risks" means fire storm tempest and such other risks as the Landlord may in its absolute discretion from time to time determine subject to such exclusions excesses and limitations as may be imposed by the insurers

         1.10 "Conduits" means all sewers drains pipes gulleys gutters ducts flues watercourses channels subways wires cables and other conducting media of whatsoever nature

         1.11 "Utilities" means water soil gas air electricity telecommunications and other services and supplies of whatsoever nature

         1.12 "the Planning Acts" means the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991 and any subsequent legislation of a similar nature

         1.13 "the Surety" means (as appropriate) the party named as Surety in the Particulars and any surety who covenants with the Landlord as required by to Clause 4.22(a)(ii)(bb)

         1.14 "the Deed of Covenant" means a deed dated 17th April 1989 made between Bride Hall Developments plc(1) Hampton Business Court Limited(2) Forwell Design and Contracts plc(3)

         1.15 "the Transfer" means a transfer dated 17th April 1989 made between the same parties as were parties to the Deed of Covenant

         1.16 "the rents" means the sum or sums reserved as rent by this Lease as more particularly defined and detailed at Clause 3

                                                                             "C"

                                [SITE PLAN MAP]


                                             JOB
                                               PROPOSED NURSERY UNITS
                                               DEVELOPMENT
                                               118-126 OLDFIELD ROAD
                                               HAMPTON
                                             DRAWING
                                               SITE PLAN
                                             CLIENT
                                               BRIDEHALL LTD

                                             LISTER DREW & ASSOCIATES
                                               CHARTERED ARCHITECTS

                                             DAG. NO.          REV.
                                                2767/A SXI/01
                                             SCALE    DATE     -----
                                              ----    NOV 87   -----


SCHEDULE OF AREAS
GROSS EXTERNAL SQ. FT.

UNIT    GRD FLOOR    FIRST FLOOR     TOTAL
----    ---------    -----------    -------
 A        5200        4940            10140
 B        2765        2665            15430
 J        5474        5394            10868
 D           -           -                -
 E        2662        2558             5220
 F        3825        3695             7520
 G        1864        1776             3640
 H        1940           -             1940
 I        4070         865             4935
TOTAL    27800       21893            49693

2.       INTERPRETATION

UNLESS there is something in the subject or context inconsistent therewith:

         2.1 where two or more persons are included in the expression "the Tenant" or "the Surety" the covenants contained in this Lease which are expressed to be made by the Tenant shall be deemed to be made by such persons jointly and severally

         2.2 words importing persons shall include firms companies and corporations and vice versa

         2.3 any covenant by the Tenant not to do any act or thing shall include an obligation not to permit or suffer such act or thing to be done by anyone under the Tenant's control or at the Demised Premises with the consent or by invitation from the Tenant

         2.4 any reference to a statute (whether or not specifically named in this Lease) shall include any amendment or re-enactment of it for the time being in force and shall include all instruments orders notices plans regulations bye-laws permissions and directions for the time being made issued or given under it or deriving validity from it

         2.5 the details and descriptions appearing in the Particulars shall be included in and form part of this Lease

         2.6 references to any right exercisable by the Landlord or any right exercisable by the Tenant in common with the Landlord shall be construed as including (where appropriate) the exercise of such right in common with all other persons having a like right

         2.7 the titles or headings appearing in this Lease are for reference only and shall not affect the construction of it

         2.8 any reference to a schedule (except where specifically mentioned to the contrary) is reference to a schedule to this Lease and any reference to a clause is to a clause in this Lease

3.       DEMISE AND RENTS

THE Landlord at the request of the Surety DEMISES WITH FULL TITLE GUARANTEE to the Tenant ALL THOSE the Demised Premises TOGETHER with the rights and easements specified in the First Schedule but EXCEPT AND RESERVING the rights and easements and other maters specified in the Second Schedule hereto SUBJECT TO all rights easements quasi-easements and privileges belonging to or enjoyed by the Estate TO HOLD the Demised Premises to the Tenant for the Term YIELDING AND PAYING to the Landlord during the Term the following rents:

(1) Yearly and proportionately for any fraction of a year from and including the Rent Commencement Date the rent specified in the Particulars to be paid (by bankers standing order if the Landlord so requires) by equal quarterly payments in advance on the four (4) usual quarter days in every year without any deduction or set-off whatsoever the first payment to be made on the Rent Commencement Date and to be in respect of the period from and including the Rent Commencement Date to the quarter day following the Rent Commencement Date

(2) All sums (including any reasonable building insurance valuation fees incurred not more than once in any three years) which the Landlord may from time to time pay by way of premiums for insuring and keeping insured the Demised Premises against loss or damage by the Insured Risks and the other matters referred to in clause 6.1(a)(c) and (d) hereof or a fair and proper proportion of such sums if the Demised Premises are insured jointly with the Building in either case to be paid within 21 days of written demand accompanied by written evidence such sums are due and payable

(3) The whole of the sums paid by the Landlord in effecting the loss of rent insurance referred to in Clause 6.1(b) such sums to be paid within 21 days of written demand accompanied by written evidence such sums are due and payable

(4) 25% of the sums paid by the Landlord under the terms of the Deed of Covenant and/or the Transfer in respect of the services provided during the Term for the benefit of the Buildings on the Estate to the extent that the same are not included in the Service Charge

(5) All other moneys payable by the Tenant to the Landlord as required by the covenants and other obligations on the part of the Tenant contained in this Lease

4.       TENANT'S COVENANTS

THE Tenant COVENANTS with the Landlord as follows:

         4.1      RENTS
                  To pay the rents at the times and in the manner stated

         4.2      TO PAY INTEREST ON OVERDUE MONEYS
                  Without prejudice to any other right remedy or power contained in this Lease or otherwise available to the Landlord if any of the rents (whether formally demanded or not) or any other sum of money payable to the Landlord by the Tenant under this Lease shall remain unpaid for more than twenty one (21) days after the date when it becomes due to pay interest on it at the Prescribed Rate from and including the date when became due until the date on which payment is received (as well after as before any judgment)

         4.3      OUTGOINGS

                  (A) To pay and discharge all existing and future rates taxes duties charges assessments impositions and outgoings whatsoever (whether parliamentary parochial local or of any other description and whether or not of a capital or nonrecurring nature or of a wholly novel character) which now are or may at any time during the Term be charged levied rates assessed or imposed upon or payable in respect of the Demised Premises or upon the owner or occupier in respect of it (except any occasioned by any dealing with the reversion of this Lease and any due on the rental income of its Landlord but for the sake of clarification not excluding value added tax due or charged on the rent)

                  (B) To pay and discharge or repay to the Landlord in the absence of direct assessment on the Tenant the proportion properly attributable to the Demised Premises of any such outgoings which may be payable in respect of the Building (such proportion to be fairly and reasonable determined by the Landlord)

         4.4      REPAIRS

                  (A) To keep in good and substantial repair and condition the whole of the Demised Premises and every part of it AND as often as may be necessary to renew any of the Landlord's fixtures and fittings in the Demised Premises or substitute new ones of equivalent quality and value to the reasonable satisfaction of the Landlord (damage by the Insured Risks excepted unless payment of the insurance moneys shall be withheld in whole or in part by reason of any act neglect or default of the Tenant or any person under its or their control) PROVIDED THAT in the case of the carpet the Tenant shall only be required to keep the same in serviceable condition replacing any parts which are removed or become damaged.

                  (B) Not to commit any waste whether permissive or voluntary in or upon the Demised Premises.

         4.5      DECORATIONS

                  In the last 6 months of the last year of the Term (whether determined by effluxion of time or otherwise) in a proper and workmanlike manner to prepare and paint (with two coats at least of good quality paint) decorate or otherwise treat as appropriate all interior parts of the Demised Premises and as often as may be reasonably necessary to wash down all tiles glazed bricks and similar washable surfaces

         4.6      CLEANING

                  To keep the Demised Premises in a clean and tidy condition AND at least once in a quarter during the Term properly to clean all the inside of the windows and all other glass in the Demised Premises

         4.7      TO YIELD UP

                  (A) Immediately prior to the expiration or sooner determination of the Term at the cost of the Tenant:

                           (I) to replace any of the Landlord's fixtures and fittings which shall be missing broken damaged or destroyed with new ones of equivalent quality and value or (at the option of the Landlord) to pay to or reimburse the Landlord with the reasonable cost of replacing any of them subject to the same proviso as to carpeting as mentioned at Clause 4.4(c)

                           (II) to remove from the Demised Premises any moulding sign writing or painting of the name or business of the Tenant or other occupiers and all tenant's fixtures and fittings furniture and effects and to make good to the reasonable satisfaction of the Landlord all damage caused by such removal

                           (III) if so required by the Landlord but not otherwise to remove and make good all alterations or additions made to the Demised Premises during the Term and well and substantially to reinstate the Demised Premises in such manner as the Landlord shall reasonably direct

                  (B) At the expiration or sooner determination of the Term quietly to yield up the Demised Premises to the Landlord in such good and substantial repair and condition as shall be in accordance with the covenants on the part of the Tenant contained in this Lease

         4.8      ENTRY BY LANDLORD AND OTHERS

                  To permit the Landlord and its agents or surveyors with or without workmen and others and all persons authorised by the Landlord with all necessary materials and appliances at all reasonable times during the Term upon reasonable prior written notice (or without notice in case of emergency) to enter and remain upon the Demised Premises for any of the following purposes:

                  (A) to view and examine the state and condition of the Demised Premises and to take schedules or inventories of the Landlord's fixtures

                  (B) to execute any works of construction repair decoration or of any other nature to the Building and to carry out any repairs decorations or other work which the Landlord must or may carry out under the provisions of this Lease upon or to the Demised Premises

                  (C) for any other reasonable purpose connected with the interest of the Landlord in the Demised Premises including but not limited to valuing or disposing of any interest of the Landlord

                  (D) to exercise any of the rights excepted and reserved by this Lease

          4.9     TO COMPLY WITH NOTICES TO REPAIR

                  To repair and make good to the reasonable satisfaction of the Landlord all defects wants of repair and breaches of covenant of which notice in writing shall be given to the Tenant by the Landlord and for which the Tenant is liable under this Lease within fifty (50) days of such notice or sooner if requisite AND if the Tenant shall fail within fourteen (14) days of such notice (or immediately in case of emergency) to commence and then diligently and expeditiously to continue to comply with such notice in all respects it shall be lawful (but without prejudice to the right of re-entry and forfeiture contained in this Lease) for the Landlord and its agents surveyors and workmen to enter upon the Demised Premises and to carry out all or any of the works referred to in such notice and the cost of so doing an all expenses incurred thereby shall be paid by the Tenant to the Landlord on demand and in default of payment shall be recoverable as rent in arrear

         4.10     DANGEROUS MATERIALS AND USE OF MACHINERY

                  (A) Not to bring into or keep in the Demised Premises any article or thing which is or might become dangerous offensive combustible inflammable radioactive or explosive or which might increase the risk of fire or explosion or attack or in any way injure by percolation corrosion or otherwise the Demised Premises the Building or the Estate or contravene any statute

                  (B) Not to keep or operate in the Demised Premises any engine or machinery of any kind which shall cause any undue vibration or notice or is likely to become a nuisance annoyance or disturbance to the Landlord or the owners tenants or occupiers of the Building or the Estate

         4.11     OVERLOADING FLOORS AND SERVICES

                  (A) Not to do anything in the Demised Premises which may throw on the Demised Premises or the Building any weight or strain in excess of that which such premises are calculated to bear with due margin for safety

                  (B) Not to overload the floors of the Demised Premises or the Conduits in or to the Demised Premises or the Building nor to suspend any excessive weight from the roof ceilings walls or stanchions or the structure of the Demised Premises

         4.12     SEWERS AND DRAINS

                  Not to pass into the Conduits serving the Demised Premises or the Building any noxious or deleterious effluent or substance whatsoever which might be or become a source of danger or which might cause an obstruction in or injury to any such Conduits or the Demised Premises the Building or the Estate

         4.13     DISPOSAL OF REFUSE

                  Not to deposit on the Estate any trade empties rubbish or refuse of any kind other than in receptacles provided or as designated by the Landlord and not to burn any rubbish or refuse on the Demised Premises

         4.14     EXHIBITING ARTICLES

                  Not to place outside the Demised Premises or as the Estate any articles goods or things of any kind and not to solicit for customers or transact business outside the Demised Premises or as the Estate

         4.15     OBSTRUCTION OF ADJOINING PROPERTY

                  Not to do anything whereby the Estate may be obstructed or damaged in any manner whatsoever

         4.16     PROHIBITED USERS

                  Not to use the Demised Premises or any part of it for any public or political meeting nor for any dangerous noisy noxious or offensive trade or business whatsoever nor for any illegal or immoral purpose nor for residential or sleeping purposes

         4.17     USER

                  Not to use the Demised Premises except for the Permitted Use as set out in the Particulars

         4.18     NUISANCE

                  Not to do anything in or about or in connection with the Demised Premises or the Building which may be or become a nuisance (whether indictable or not) or which may reasonably cause damage annoyance inconvenience or disturbance to the Landlord or the owners tenants or occupiers of the Estate

         4.19     ALTERATIONS

                  (A) Not to make any structural alterations or additions to the Demised Premises

                  (B) Not to make any internal alterations or additions to the Demised Premises without the consent in writing of the Landlord (which consent shall not be unreasonably withheld or delayed) PROVIDED ALWAYS that the Landlord may as a condition of giving any such consent as aforesaid require the Tenant to enter into such covenants with the Landlord as the Landlord may reasonably require as regards the execution of any such works and the reinstatement of the Demised Premises at the end or sooner determination of the Term SAVE THAT the Tenant may at their own expense and in a good and workmanlike manner install:-

                          (i) a folding security gate on the outside of the external door leading to the emergency escape from the Demised Premises

                          (ii) an air conditioning handling unit in the plant area behind the Building with associated pipework and cabling leading therefrom into the Demised Premises and

                          (iii) demountable internal partitioning to form a boardroom in the Demised Premises

                          The Tenant (unless requested by the Landlord not to do so) removing the same and re-instating the Demised Premises at the expiry or earlier determination of the Term

                  (C) In the event of the Tenant failing to observe this covenant it shall be lawful for the Landlord and its agents or surveyors with or without workmen and others and all persons authorised by the Landlord with all necessary materials and appliances to enter upon the Demised Premises and remove any alterations or additions and execute such works as may be necessary to restore the Demised Premises to their former state and the proper cost and expenses of so doing (including surveyors' and other professional fees) shall be paid by the Tenant to the Landlord on demand

         4.20     SIGNS AND ADVERTISEMENTS

                  Not to affix to or exhibit upon any part of the outside of the Demised Premises or in or upon any window or door of it any aerial placard hoarding advertisement notice poster or other sign or thing whatsoever PROVIDED THAT the Tenant may display signs in the position and on the basis specified in paragraph 2 of the First Schedule which for the avoidance of doubt shall include a brass plate or plaque in the entrance hall next to the door leading to the staircase to the Demised Premises and a sign outside the Building of equivalent dimensions to the existing sign displayed outside the Building

         4.21     ENCROACHMENTS AND EASEMENTS

                  Not to stop up or obstruct any of the windows or lights belonging to the Demised Premises nor to permit or suffer any new window light opening doorway passage Conduit or other encroachment or easement to be made into against upon or over the Demised Premises or any part of it AND in case any person shall attempt to make or acquire any encroachment or easement whatsoever to give notice of it in writing to the Landlord immediately the same shall come to the notice of the Tenant AND not to give to any third party any acknowledgement that the Tenant enjoys the access of light to any of the windows or openings in the Demised Premises by the consent of such third party nor to pay to such third party any sum of money nor to enter into any agreement with such third party for the purpose of inducing or biding such third party to abstain from obstructing the access of light to any of such windows or openings

         4.22     ALIENATION

                  (A) In this clause the following expressions have the following meanings that is to say:

                           (I) "the 1995 Act" means the Landlord and Tenant (Covenants) Act 1995

                           (II) an "Acceptable Tenant" means in the case of an assignment of this Lease a proposed assignee either

                                    (AA)     which has an address for service
                                             and assets which are in the
                                             reasonable opinion of the Landlord
                                             of a reasonable
                                             and appropriate nature and value
                                             within the jurisdiction of the
                                             English Courts or

                                    (BB)     (but only if the criteria in
                                             sub-clause (aa) are not satisfied)
                                             in respect of which either a surety
                                             having an address for service and
                                             assets which are in the reasonable
                                             opinion of the Landlord of a
                                             reasonable and appropriate nature
                                             and value within the jurisdiction
                                             of the English Courts shall before
                                             the assignment takes place have
                                             covenanted with the Landlord in the
                                             terms set out mutatis mutandis in
                                             the Third Schedule or in such other
                                             terms as the Landlord shall
                                             reasonably require or which has
                                             provided such reasonable
                                             alternative security by way of rent
                                             deposit bank guarantee or otherwise
                                             to the Landlord

                                    In the case of an underlease of whole of the Demised Premises or a Permitted Part a proposed undertenant either

                                    (CC)     which has an address for service
                                             and assets which are in the
                                             reasonable opinion of the Landlord
                                             of a reasonable and appropriate
                                             nature and value within the
                                             jurisdiction of the English Courts
                                             or

                                    (DD)     (but only if the criteria in
                                             subclause (cc) are not satisfied)
                                             in respect of which either a surety
                                             having an address for service and
                                             assets which are in the reasonable
                                             opinion of the Landlord of a
                                             reasonable and appropriate nature
                                             and value within the jurisdiction
                                             of the English Courts shall before
                                             the relevant underletting takes
                                             place have covenanted with the
                                             Landlord shall reasonably require
                                             or which has provided such
                                             reasonable alternative security by
                                             way of rent deposit bank guarantee
                                             or otherwise to the Tenant

                           (III)    "Authorised Guarantee Agreement" means an
                                   authorised guarantee agreement for the
                                   purposes of the 1995 Act in the case of an assignment of this Lease in such form as the Landlord shall reasonably require and otherwise in such other form as the Tenant shall require and the Landlord shall approve (such approval not to be unreasonably withheld)

                  (B) Not to part with or share possession or occupation of the whole or any part of the Demised Premises or hold the same on trust for another or permit any company or person to occupy the same save by way of an assignment of the whole of the Demised Premises or an underlease of the whole of the Demised Premises to an Acceptable Tenant

                  (C) Any underlease of the Demised Premises shall be at the open market rent (without the payment of any fine or premium or other additional consideration) having regard to the general level of rents obtainable at that time for comparable property in the area or in other similar areas

                  (D) Without prejudice to the foregoing provisions of this sub-clause not to assign or charge the whole of the Demised Premises or underlet the whole of the Demised Premises without the previous written consent of the Landlord (such consent not to be unreasonably withheld or delayed) and Provided that without prejudice to the foregoing and for the purposes of Subsection (1A) of Section 19 of the Landlord and Tenant Act 1927 (as amended by the 1995 Act) it is hereby agreed that (a) for the avoidance of doubt the Landlord may withhold consent to an assignment or underletting while the proposed assignee or undertenant is not an Acceptable Tenant and/or while any rents properly due are unpaid and (b) any such consent to an assignment may be subject to a condition that the assignor is to enter into an Authorised Guarantee Agreement and to a condition that any surety (here meaning any person who shall have covenanted with the Landlord whether in this Lease or in any other document as surety or guarantor for the obligations of the assignor) is to join in the Authorised Guarantee Agreement to guarantee the obligations of the assignor to the Landlord thereunder

                  (E) On any assignment of this Lease to procure that the assignee enters into a direct covenant with the Landlord for the duration of the Term granted including the period of any holding over after the expiry of the Term during which the assignee remains in occupation of the Demised Premises or any part of it (save if and to the extent that the assignee shall earlier be released from the covenants on the part of the tenant contained in this Lease pursuant to the 1995 Act) to observe and perform the covenants on the part of the Tenant and the conditions contained in this Lease

                  (F) Prior to the grant of any underlease to procure that the underlessee enters into a direct covenant with the Landlord for the duration of the term of that underlease to observe and perform the covenants on the part of the underlessee contained in it (save if and to the extent that the underlessee shall earlier be released from the tenant covenants of the relevant permitted underletting pursuant to the 1995 Act)

                  (G) Upon the Landlord consenting to an underletting of the whole of the Demised Premises to procure that such underlease shall contain:-

                           (I) An unqualified covenant on the part of the underlessee that the underlessee will not underlet or charge the whole or any part of the premises demised by the permitted underlease and otherwise will only assign the same with the prior written consent of the Landlord and the Tenant (such consent not to be unreasonably withheld or delayed)

                           (II) A condition for re-entry on breach of any covenant on the part of the underlessee

                           (III) Terms effectively excluding the provisions of Sections 24-28 (inclusive) of Part II of the Landlord and Tenant Act 1954 (as amended) under the provisions of Sections 38(4)(a) of that Act and a Court Order authorising such exclusion shall be obtained and produced to the Landlord prior to any such underletting

         4.23     REGISTRATION OF DISPOSITIONS

                  Within twenty one (21) days of every disposition of or relating to the Demised Premises to produce to and leave with the Landlord or its solicitors a certified copy of the deed instrument or other document evidencing or effecting such disposition and on each occasion to pay to the Landlord or its solicitors a reasonable registration fee being not less than TWENTY POUNDS ((pound) 20) plus Value Added Tax PROVIDED THAT registration of any such instrument or other document shall be evidence of notification of such transaction to the Landlord but shall not require the Landlord to consider the terms of such transactions or the said deed instrument or other document and shall not be evidence that it has done so

         4.24     LANDLORD'S COSTS

                  To pay on demand to the Landlord all reasonable costs charges and expenses properly incurred by the Landlord including without limitation solicitors' counsels' architects' and surveyors' fees bailiffs' commission and other professional costs and fees:

                  (A) incidental to or in direct and reasonable contemplation of the preparation and service of a notice under Section 146 of the Law of Property Act 1925 or in direct and reasonable contemplation of any proceedings under Sections 146 or 147 that Act (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served under Section 146 is complied with by the Tenant or the Tenant has been relieved under the provisions of that Act and whether or not forfeiture is avoided otherwise than by relief granted by the Court) AND to indemnify the Landlord against all costs charges expenses claims and demands whatsoever in respect of such proceedings and the preparation and service of such notice

                  (B) incidental to or in direct and reasonable contemplation of the preparation and service of all notices and schedules relating to wants of repair whether served during or after the expiration of the Term (but relating in all cases only to such wants of repair that accrued not later than whichever is the later of the expiration or sooner determination of the Term or the date that the Tenant vacates the Demised Premises)

                  (C) in connection with or in procuring the remedying of the breach of any covenant by the Tenant contained in this Lease

                  (D) in relation to any application for consent required by this Lease (such costs to include reasonable management fees and expenses) whether or not the same is granted or is lawfully refused

                  (E) In the event of default in payment by the Tenant of any of the sums referred to in the foregoing provisions hereof the same shall be recoverable as rent in arrear

          4.25    STATUTORY REQUIREMENTS

                  (A) At the Tenant's own expense to observe and comply in all respects with the provisions and requirements of the Offices, Shops and Railway Premises Act 1963 the Fire Precautions Act 1971 the Defective Premises Act 1972 the Health and Safety at Work, etc. Act 1974 and every other statute already or in future in force or prescribed or required by any public local or other authority so far as they relate to or affect the Demised Premises or any additions or alterations to it or the user of it for any purpose or the employment in it of any person or any fixture machinery plant or chattel for the time being affixed to it or being upon it or used for the purposes of it

                  (B) To execute all works and provide and maintain all arrangements which by or under any statute or by any government department local authority or other public authority or duly authorised officer or Court of competent jurisdiction acting under or in pursuance of any statute are or may be directed or required to be executed provided or maintained upon or in respect of the Demised Premises or any additions or alterations to it or in respect of any user of it or the employment in it of any person or any fixture machinery plant or chattel and whether by the landlord or tenant of it

                  (C) To indemnify and keep indemnified the Landlord against all costs charges and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements so directed or required as mentioned

                  (D) Not to do or omit to be done in or about the Demised Premises any act or thing by reason of which the Landlord may under any statute incur or have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses

                  (E) Not to do anything in the Demised Premises or cause it to be occupied in such a way as shall cause any part of the Building not to comply with any statute

         4.26     PLANNING

                  (A) In relation to the Tenant's use and occupation of the Demised Premises to comply in all respects with the Planning Acts and to keep the Landlord indemnified in respect of them

                  (B) Not to make any application for planning permission or give any notice to any authority of the commencement or carrying out of any development (or give any notice of an intention to commence to carry out the same)

                  (C) To pay and satisfy any charge that may in future be imposed under the Planning Acts in respect of the carrying out by the Tenant of any of its operations on the Demised Premises or the institution or continuation by the Tenant of any use on it which may constitute development within the meaning of the Planning Acts

         4.27     STATUTORY NOTICES

                  Within seven (7) days (or sooner if requisite having regard to the requirements of the notice in question or the time limits stated in it) of the receipt of notice of the same to produce to the Landlord a true copy and any further particulars required by the

                  Landlord of any permission notice or order or proposal for a notice or order relevant to the Demised Premises or to the use or condition of it or otherwise concerning the Tenant made given or issued to the Tenant or occupier by any government department or local or public authority AND without delay to take all reasonable or necessary steps to comply with it AND ALSO at the request of the Landlord to join with the Landlord in making such objections or representations against or in respect of any such notice order or proposal as aforesaid as the Landlord acting reasonably shall deem expedient

         4.28     FIRE PRECAUTIONS AND EQUIPMENT

                  (A) To comply with all requirements and recommendations from time to time of the appropriate authority and the insurers of the Building and the Landlord in relation to fire precautions affecting the Demised Premises

                  (B) To keep the Demised Premises sufficiently supplied and equipped with such fire fighting and extinguishing appliances as shall from time to time be required during the Term by any statute or by the fire or other competent authority or the insurers of the Building or as shall be reasonably required by the Landlord and such appliances shall be open to inspection and shall be maintained to the reasonable satisfaction of the Landlord

                  (C) Not to obstruct the access to or means of working any fire fighting and extinguishing appliances or the means of escape from the Demised Premises or the Building in case of fire

         4.29     TO INFORM THE LANDLORD OF DEFECTS

                  Immediately upon becoming aware of the same to give written notice to the Landlord of any defect in the Demised Premises which might give rise to an obligation on the Landlord to do or refrain from doing any act or thing so as to comply with any statutory or common law duty of care now or in future imposed on the Landlord and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed in respect of them at the Demised Premises

         4.30     RELETTING NOTICES

                  To permit the Landlord and its agents at all reasonable times to enter upon the Demised Premises and to affix and retain without interference upon any suitable part of the Demised Premises in a conspicuous place during the last six (6) months of the Term a notice for reletting the same and not to remove or obscure such notice and to permit all persons authorised in writing by the Landlord or its agents to view the

                  Demised Premises at all reasonable hours in the daytime Mondays to Fridays (inclusive) upon prior appointment having been made

         4.31     TO INDEMNIFY THE LANDLORD

                  To indemnify and keep indemnified the Landlord against all damages losses costs expenses proceedings and liabilities arising directly or indirectly out of the state of repair or user of the Demised Premises by the Tenant or its Sub Tenants or other permitted occupiers any breach of the Tenant's covenants contained in this Lease or any failure by the Tenant or its Sub Tenants or other permitted occupiers to comply with the Planning Acts or any other statute and against any liability for any tax levy charge or other fiscal imposition of whatsoever nature including penalties and interest on overdue tax (and penalties for failure to give appropriate notices and information under statute) for which the Landlord shall be liable as a result of any material development carried out on the Demised Premises by the Tenant or its Sub Tenants or other permitted occupiers and shall on demand pay to the Landlord as rent in arrears the amount of any such sum and interest thereon at the Prescribed Rate

         4.32     LANDLORD'S REGULATIONS

                  (A) To comply in all respects with all reasonable regulations made by the Landlord from time to time for the management operation and security of the Building and which are not inconsistent with the rights granted by and the terms and provisions of this Lease PROVIDED THAT the Landlord shall have power to waive revoke amend or add to any such regulations

                  (B) to comply in all respects with all regulations made by Hampton Business Park Ltd or its successors from time to time for the management operation and security of the Estate

         4.33     VALUE ADDED TAX

                  In addition to the rents charges costs fees and other payments which are or shall be reserved or may become payable pursuant to the provisions of this Lease ("the Payments") by or on behalf of the Tenant to the Landlord or any person firm or company acting on the Landlord's behalf to pay on demand any Value Added Tax which is or may from time to time become payable or be demanded in respect of the Payments and where such supply is made by the landlord upon the production of a proper value added tax invoice addressed to the Tenant and in default of payment the same shall be recoverable as rent in arrear

         4.34     SERVICE CHARGE

                  To pay and contribute within 14 days of the Landlord's written demand a fair and reasonable proportion (to be determined in the event of dispute by the Landlord's Surveyor) of the costs and expenses incurred by the Landlord in providing during the term the services specified in the Fourth Schedule ("the Services") on the basis mentioned in the Fifth Schedule

         4.35 To the extent that the same relate to or affect the Tenant's use and occupation of the Demised Premises and/or the Tenant's use of the common parts of the Estate to observe and perform the covenants and restrictions contained in Clause 1(a) and the First Schedule to the Deed of Covenant

5.       LANDLORD'S COVENANTS

The Landlord COVENANTS with the Tenant as follows:

         5.1      QUIET ENJOYMENT

                  That the Tenant paying the rents and performing and observing the covenants and agreements on the part of the Tenant contained in this Lease shall and may peaceably hold and enjoy the Demised Premises during the Term without any interruption by the Landlord or any person lawfully claiming through under or in trust for it

         5.2      TO PROVIDE SERVICES

                  To provide the Services provided that the Landlord shall not be liable to the Tenant for failure to do so due to circumstances outside the Landlords control nor for any temporary stoppage or non-working or other failure of any plant or machinery or any other Services outside the Landlord's control

         6.       INSURANCE

THE Landlord and the Tenant HEREBY COVENANT with each other as follows:

         6.1      LANDLORD TO INSURE

                  The Landlord shall insure and keep insured with some publicly quoted insurance company or with Lloyd's Underwriters and through such agency as the Landlord shall from time to time decide:

                  (A) the Building in the name of the Landlord subject to such exclusions excesses and limitations as may be imposed by the insurers in the full reinstatement cost of the Building against loss or damage by the Insured Risks including architects' surveyors' and other professional fees (and value added tax thereon) and expenses incidental thereto the cost of shoring up demolition and site clearance and similar expenses

                  (B) the loss of rent payable under this Lease or reasonably estimated to be payable for such period (being not more than three (3) years) as may be reasonably required by the Landlord from time to time having regard to the likely period required for reinstatement of the Demised Premises in the event of partial or total destruction

                  (C) the explosion of any engineering and electrical plant and machinery to the extent that the same is not covered by paragraph (a) of this sub-clause

                  (D) property owners' liability and such other insurances as the Landlord may from time to time deem necessary to effect

         6.2      LANDLORD TO PRODUCE EVIDENCE OF INSURANCE

                  At the request of the Tenant the Landlord shall produce to the Tenant reasonable evidence from the insurers of the terms of the policy of such insurance and the fact that the policy is subsisting and in effect and that all due premiums have been paid

         6.3      DESTRUCTION OF THE DEMISED PREMISES

                  If the Demised Premises or any part of it is destroyed or damaged by any of the Insured Risks then:

                  (I) unless payment of the insurance moneys shall be refused in whole or in part by reason of any act or default of the Tenant or any undertenant or any person under its or their control and

                  (II) subject to the Landlord being able to obtain any necessary planning consents and all other necessary licences approvals and consents which the Landlord covenants to use its reasonable endeavours to obtain and

                  (III) subject to the necessary labour and materials being and remaining available the Landlord shall lay out the net proceeds of such insurance (other than any in respect of loss of rent) in the rebuilding and reinstatement of the premises so destroyed or damaged

         6.4      FRUSTRATION

                  If in the reasonable opinion of the Landlord for any reason whatsoever the obligation of the Landlord to rebuild or reinstate as aforesaid becomes impossible or impracticable of performance such obligation shall be deemed to have been discharged and the Landlord shall be solely entitled to all moneys payable under or by virtue of any such insurances other than in respect of public and third party liabilities and the Landlord or the Tenant may at any time after that date by six months notice in writing given to the other determine this demise but without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant

         6.5      PAYMENT OF INSURANCE MONEYS REFUSED

                  If the payment of any insurance moneys is refused in whole or in part as a result of some act or default of the Tenant or any undertenant or any person under its or their control the Tenant shall pay to the Landlord on demand the amount so refused with interest on it at the Prescribed Rate

         6.6      CESSER OF RENT

                  In case the Demised Premises or any part of it shall be destroyed or damaged by any of the Insured Risks so as to render the Demised Premises unfit for occupation and use and the policy or policies of insurance shall not have been vitiated or payment of the policy moneys refused in whole or in part in consequence of some act or default of the Tenant or any undertenant or any person under its or their control then the rent first hereby reserved or a fair proportion of it according to the nature and extent of the damage sustained shall be suspended until the Demised Premises shall be again rendered fit for occupation and use or the expiration of three
                  (3) years from the date of the destruction or damage (whichever is the earlier) and any dispute regarding the cesser of rent shall be referred to the award of a single arbitrator to be appointed in default of agreement upon the application of either party by or on behalf of the President for the time being of the Royal Institute of Chartered Surveyors in accordance with the provisions of the Arbitration Act 1996 (as the same may be amended)

         6.7      BENEFIT OF OTHER INSURANCES

                  If the Tenant shall become entitled to the benefit of any insurance on the Demised Premises which is not effected or maintained in pursuance of the obligations contained in this Lease then the Tenant shall apply all moneys received by virtue of such insurance (insofar as the same shall extend) in making good the loss or damage in respect of which the same shall have been received

         6.8      INSURANCE BECOMING VOID

                  The Tenant shall not do anything whereby any policy or policies of insurance for the time being in force in respect of or including or covering the Demised Premises or the Building against damage by any of the Insured Risks may become void or voidable and of which the Landlord has previously provided the Tenant with full written particulars or as a result of which the rate of premium on it may be increased and shall repay on demand to the Landlord all sums paid by way of increased premiums and all expenses properly incurred by the Landlord in or about the renewal of such policy or policies rendered necessary by a breach of this covenant

         6.9      REQUIREMENTS OF INSURERS

                  The Tenant shall at all times comply with all the requirements of the insurers so far as such requirements are known by the Tenant

         6.10     NOTICE BY TENANT

                  Forthwith upon the happening of any event or thing against which insurance has been effected by the Landlord occurring to the Demised Premises the Tenant shall give notice of it to the Landlord

         6.11     EXCESSES

                  The amount of any reasonable excess which may be imposed by the insurers (or a fair proportion where the cover relates to the Building) shall be payable by the Tenant to the Landlord on demand (and for this purpose an excess of up to (pound)500 in respect of any one claim or event shall be deemed to be reasonable)

7.       PROVISOS

PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:

         7.1      FORFEITURE

                  (A) In this clause a "Forfeiting Event" is any of the following:

                           (i) any of the rents reserved by this Lease is outstanding for fourteen days after becoming due whether formally demanded or not

                           (ii) a breach by the Tenant of any of the provisions of this Lease

                           (iii)    the Tenant is Insolvent

                           (iv)     the Surety is Insolvent

                  (B)      In this clause "Insolvent" means:

                           (i)      in relation to a company any of the
                                    following:

                                    (aa)     it is deemed unable to pay its
                                             debts as defined in the Insolvency
                                             Act 1986 (referred to in this
                                             clause as "the Act") section 123

                                    (bb)     a proposal is made for a voluntary
                                             arrangement under Part I of the Act

                                    (cc)     a petition is presented for an
                                             administration order under Part II
                                             of the Act or

                                    (dd)     a receiver, administrative
                                             receiver or manager is appointed
                                             under (without limitation) Part III
                                             of the Act or the Law of Property
                                             Act section 101

                                    (ff)     a provisional liquidator is
                                             appointed under section 135 of the
                                             Act

                                    (gg)     a proposal is made for a scheme of
                                             arrangement under the Companies Act
                                             1985 section 425

                           (ii)     in relation to an individual any of the
                                    following:

                                    (aa)     an application is made for an
                                             interim order or a proposal is made
                                             for a voluntary arrangement under
                                             Part VIII of the Act

                                    (bb)     a bankruptcy petition is presented
                                             to the court or his circumstances
                                             are such that a bankruptcy petition
                                             could be presented under Part IX of
                                             the Act

                                    (cc)     he enters into a deed of
                                             arrangement

                                    (dd)     a receiver of the income of the
                                             Demised Premises is appointed under
                                             the Law of Property Act section 101

                                    Whenever a Forfeiting Event exists the
                                    Landlord may enter the Demised Premises (or any part of them) at any time even if a previous right of re-entry has been waived and then the term will end but without affecting any rights that either party may have against the other including (without limitation) the breach under which the re-entry is made

         7.2      NO IMPLIED EASEMENTS

                  Nothing contained in this Lease shall operate expressly or impliedly to confer upon or grant to the Tenant any easement right or privilege other than those expressly hereby granted and set out in the First Schedule

         7.3      NO RESTRICTIONS ON DEALING WITH ADJOINING PROPERTY

                  Notwithstanding anything contained in this Lease the Landlord and all persons authorised by it shall have power without requiring any consent from or making any compensation to the Tenant to deal as it or they may think fit with the remainder of the Building and the Estate and to erect or suffer to be erected on it or on any part of it any buildings or structures whatsoever and to make any alterations or additions and carry out any demolition or rebuilding whatsoever which it or they may think fit and (without prejudice to the generality thereof) whether such buildings alterations or additions shall or shall not affect or diminish the light or air which may now or at any time during the Term be enjoyed by the Demised Premises PROVIDED THAT the exercise of this right shall not materially affect the use and enjoyment of the Demised Premises by the Tenant and the expense of any of the easements granted by the First Schedule hereto

         7.4      ENFORCEMENT OF COVENANTS IN OTHER LEASES

                  The Landlord shall be entitled to lease any other part or parts of the Building subject to any terms or conditions the Landlord may think fit and nothing herein contained shall be deemed to create a letting scheme for the Building or any part of it and the Tenant shall not have the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any covenant agreement or condition entered into by any present or future tenant of any part of the Building

         7.5      NO WARRANTY AS TO PERMITTED USE

                  Nothing contained in this Lease shall imply or warrant that the Demised Premises may be used for any of the purposes authorised by the Lease under the Planning Acts and the Tenant hereby acknowledges and admits that the Landlord has not given or made at any time any representation or warranty that any such uses are or shall remain permitted uses under the Planning Acts and that notwithstanding that any such uses might not be permitted uses under the Planning Act the Tenant shall remain fully bound and liable to the Landlord in respect of the obligations undertaken by the Tenant in this Lease without being entitled to any compensation recompense or relief of any kind whatsoever

         7.6      NO WAIVER

                  Notwithstanding the acceptance of or demand for rent by the Landlord or its agent with knowledge of a breach of any of the covenants on the part of the Tenant herein contained the Landlord's right to forfeit this Lease on the ground of such breach shall remain in force and the Tenant shall not in any proceedings for forfeiture be entitled to rely upon any such acceptance or demand as a defence PROVIDED THAT this provision shall have effect in relation only to an acceptance of or demand for rent made during such period (if any) as may in all the circumstances be reasonable for enabling the Landlord to conduct any negotiations with the Tenant for remedying the breach which shall have been commenced by either party upon the Landlord becoming aware of the said breach

         7.7      EXCLUSION OF STATUTORY COMPENSATION

                  Except where any statutory provision prohibits or modifies the right of the Tenant to compensation being excluded or reduced by agreement neither the Tenant nor any undertenant (whether immediate or note) shall be entitled on quitting the Demised Premises or any part thereof to claim any compensation from the Landlord under the Landlord and Tenant Act 1954

         7.8      NOTICES

                  (A) Any demand or notice required to be made given to or served on the Tenant or the Surety shall be duly and validly made given or served if addressed to the Tenant or the Surety (and if there shall be more than one of them then any one of them) and left at or sent by prepaid registered or recorded delivery mail addressed (in the case of a company incorporated in the UK) to its registered office or (whether a company or individual) its last known address or the Demised Premises or the address stated for the purpose of service in the Particulars

                  (B) Any notice required to be given to or served on the Landlord shall be duly and validly given or served if sent by prepaid registered or recorded delivery mail addressed to the Landlord (in the case of a Company incorporated in the UK) at its registered office or (whether a company or an individual) to the latest address of the Landlord of which the Tenant was given notice in writing or where the Landlord is a Company incorporated outside the UK by pre-paid letter post addressed to the Landlord at the last address of the Landlord known to the Tenant.

                  (C) Any demand or notice sent by mail shall be conclusively treated as having been made given or served on the second working day after the day of posting

         7.9      DISPUTES

                  Any dispute arising between the Tenant and the owners and occupiers of the Estate (other than the Landlord) as to any Conduit or any easement right or privilege in relation to the Demised Premises or the or as to any party or other wall shall (if the Landlord so requires) be determined on behalf of the Tenant by a Surveyor to be appointed by the Landlord and whose decision shall bind the Tenant and whose fees shall be payable as he may direct

         7.10     EXCLUSION ORDER

                  Having been authorised to do so by an Order of the Mayor's and City of London Court (Number M4072411) made on 16 February 2000 under the provisions of Section 38(4) of the Landlord and Tenant Act 1954 (as amended by Section 5 of the Law of

                  Property Act 1969) the Lessor and the Lessees agree and declare that the provisions of Section 24-28 inclusive of that Act shall be excluded in relation to this Lease

         7.11     BREAK OPTION

                  (1) The Tenant may determine the Term at the expiry of the third year of the Term by giving to the Landlord not less than six months' notice in writing to that effect expiring on that date and on the expiration of such notice the Term and this Lease shall be at an end but subject to:

                           -- the Tenant paying the rents firstly secondly and thirdly reserved by clause 1 above up to the date of expiry of the notice

                           -- the Tenant yielding up vacant possession of the Demised Premises on expiry of the notice

                           -- the Tenant paying to the Landlord together with service of the notice the sum of L20,000

                  (2) The Landlord may determine the Term at the expiry of the third year of the Term by giving to the Tenant not less than six months' notice in writing to that effect expiring on that date and on the expiration of such notice the Term and this Lease shall be at an end subject to the Landlord paying to the Tenant together with service of the notice the sum of (pound)20,000 or confirming in writing with service of that notice that during the Tenant's use and occupation of the Demised Premises for the final 6 months of the Term the Tenant will not be required to pay the rent first reserved by this Lease

                  (3) The termination of this Lease in accordance with this clause will be without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant

         7.12     GOVERNING LAW AND JURISDICTION CLAUSES

                  7.12.1   This Lease is governed by English Law

                  7.12.2 Each of the parties to this Lease irrevocably agrees that the courts of England shall have exclusive jurisdiction to hear and decide any suit action or proceedings and/or to settle any disputes which may arise out of or in connection with this Lease (respectively "PROCEEDINGS" and "DISPUTES") and for these purposes each party irrevocably submits to the jurisdiction of the courts of England

                  7.12.3 Each party irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to hear and decide any Proceedings and to settle any Disputes and agrees not to claim that the courts of England are not a convenient or appropriate forum for any such Proceedings or Disputes and further irrevocably agrees that a judgment in any Proceedings or Dispute brought in any court referred to in this clause shall be conclusive and binding upon the parties and may be enforced in the courts of any other jurisdiction.

                  7.12.4 Without prejudice to any other permitted mode of service the parties agree that service of any writ notice or other document for the purpose of any Proceedings begun in England shall be duly served upon if it delivered or sent by registered post in the case of:-

                           (a) the Landlord to Thameside House Kingsway Business Park Oldfield Road Hampton Middlesex TW12 2HD (marked for the attention of Paul Sommer

                           (b) the Tenant to the Demised Premises (marked for the attention of the Managing Director) and

                           (b) the Surety to 2 Enterprise Drive Shelton Connecticut 06484 USA (marked for the attention of the Chief Executive Officer)

                           Or such other person and address in England and/or Wales as the Surety shall notify the Landlord in writing or vice versa from time to time

8.      SURETY COVENANT

IN consideration of the Landlord granting this Lease at the request of the Surety the Surety covenants with the Landlord as a primary obligation in the terms of the Third Schedule

This Lease is executed as a deed which is delivered on the day and year first specified in the Particulars

                               THE FIRST SCHEDULE

                    RIGHTS GRANTED TO THE TENANT AND OTHERS

1. The right for the Tenant and any agents servants employee licensee or invitee of the Tenant in common with the Landlord and those authorised by the Landlord and all others having the same right for all purposes connected with the Demised Premises but not for any other purposes to pass and re-pass on foot only at all times over and along the entrance hall or lobby of the Building

2. The right to place and retain in the entrance hall or lobby and on the outside wall of the Building and at the entrance to the Demised Premises suitable nameplates and/or boards and/or company logo of a design and size and in positions to be approved in writing by the Landlord from time to time such consent not to be unreasonably withheld or delayed displaying the name of the Tenant and any other lawful occupants of the Demised Premises

3. Such right of support and protection for the benefit of the Demised Premises as is now enjoyed from the rest of the Building

4. The right to the free and uninterrupted passage and running of water soil gas and electricity through the Conduits Media which may now or at any time during the Term serve the Demised Premises and pass in under through or over the Building

5. The rights granted for the benefit of the Building as referred to in the Transfer

6. The exclusive right to use 7 car parking spaces within the car park serving the Building for the parking of private motor cars or light vans such spaces to be designated by the Landlord in writing from time to time but subject to the observance of such reasonable regulations as the Landlord may from time to time make in relation to the use of the car park

                              THE SECOND SCHEDULE

             EXCEPTION AND RESERVATIONS TO THE LANDLORD AND OTHERS

1. The full free and uninterrupted right of passage and running of water soil gas electricity and other services from and to other parts of the Building and any adjoining adjacent or neighbouring property which may now or hereafter during the Term belong to the Landlord through the Conduits which are now or may at any time during the Term be upon over through or under the Demised Premises with the right to construct and maintain new Conduits and to connect thereto for the benefit of any such adjoining adjacent or neighbouring property with the right at any time but (except in cases of emergency) after giving reasonable notice to enter the Demised Premises for the purpose of inspecting maintaining cleansing repairing renewing rebuilding or relaying any Conduits

2. The right to build on develop deal with and use any other parts of the Building and any adjoining adjacent or neighbouring property retained by the Landlord in such manner as the Landlord thinks fit even though the amenity of the Demised Premises or the access of light or air thereto may be lessened thereby (but not so as to prevent the exercise of the easements granted by the First Schedule to this Lease) and without paying any compensation to the Tenant and also the right to build on or into or to underpin any party wall or structure and after giving reasonable prior notice to enter the Demised Premises to place and lay on under and upon the same such footings for any intended party wall or party structure with the foundations therefor as the Landlord shall think proper and a right of entry from time to time to inspect maintain repair renew or rebuild the same.

3. The right at reasonable times and on reasonable notice (except in emergency) to enter the Demised Premises for the purposes of:

         (i)      inspecting the condition and state of repair thereof

         (ii) carrying out any works (whether or repair or otherwise) for which the Landlord or the Tenant is liable under this Lease

         (ii) carrying out any works (whether or repair or otherwise) to any other parts of the Building and any property adjoining adjacent or neighbouring to the Demised Premises or to any party structure sewer drain or other thing used or capable of being used by the Tenant in common with others PROVIDED THAT such right shall only be exercised if it shall not be reasonably practicable to carry out such works without entering on to the Demised Premises

         (iv)     exercising any of the Landlord's rights under this Lease

4. The right to erect scaffolding on or adjoining the Demised Premises for the purpose of repairing or cleaning the exterior of the Building or for the purpose of exercising any of the Landlord's rights under this Lease notwithstanding that such scaffolding may temporarily interfere (but not prevent) with the access to or enjoyment and use of Demised Premises BUT PROVIDED THAT reasonable efforts are made to ensure that such scaffolding causes minimal avoidable interference with such access and enjoyment

5. The rights of light air support and shelter and all other easements and rights now or hereafter belonging to or enjoyed by all adjoining adjacent or neighbouring property an interest wherein in possession or reversion is at any time during the Term vested in the Landlord

6.       The exceptions and reservations contained in the Transfer

         PROVIDED ALWAYS THAT in the case of any such entry under the provisions of this Schedule the Landlord shall use its reasonable endeavours to ensure that any avoidable interference to the Tenant and the Tenant business are kept to a minimum and any damage to the Demised Premises and the Tenant's chattels is made good by the Landlord without delay to the Tenant's reasonable satisfaction

                               THE THIRD SCHEDULE
                            COVENANTS BY THE SURETY

(1) The Tenant or the Surety shall pay the rents and all other sums reserved and made payable by this Lease in the manner and at the respective times appointed for payment thereof and shall perform and observe all the covenants on the part of the Tenant and the conditions and provisions contained in this Lease AND the Surety hereby indemnifies the Landlord against all proper claims demands losses damages costs and expenses whatsoever sustained by the Landlord by reason of or arising out of any default by the Tenant in the payment of the said rents or other sums in the manner aforesaid or in the performance or observance by the Tenant of any of the said covenants conditions and provisions PROVIDED ALWAYS that any neglect delay or forbearance of the Landlord in enforcing or giving time to the Tenant for payment of the said rents or other sums or the performance or observance of any of the said covenants conditions and provisions or any variation in the terms of this Lease or the transfer of the Landlord's reversion or the assignment of this Lease or the release of any one of the persons acting as the Surety (if more than one) from liability under this Lease or any other act omission matter or thing whatsoever whereby (but for this provision) the Surety would be exonerated either wholly or in part from this covenant and indemnity (other than a release under seal given by the Landlord) shall not release or in any way lessen or affect the liability of the Surety hereunder

(2) If this Lease is forfeited or if the Tenant being a company goes into liquidation and the liquidator disclaims the Lease or the Tenant is wound-up or ceases to exist or if the Tenant being an individual becomes bankrupt and the trustee in bankruptcy disclaims the Lease or if this Lease is disclaimed by or on behalf of the Tenant under any statutory or other power then if the Landlord so requires by notice in writing to the Surety given within three months of such event the Surety shall accept from and execute and deliver to the Landlord a counterpart of a new lease of the demised premises for a term commencing on the date of such forfeiture disclaimer or other event putting an end to the effect of this Lease as aforesaid and continuing for the residue then remaining unexpired of the term granted by this Lease such new lease to be at the cost of the Surety and to reserve the same rents and other sums as are then reserved and made payable by this Lease and to be subject to the same covenants conditions and provisions as are contained in the Lease (with the exception of this clause)

(3) If the Landlord shall not require the Surety to take a new lease of the demised premises pursuant to paragraph (2) above the Surety shall nevertheless upon demand pay to the Landlord a sum equal to the rents and all other outgoings that would have been payable under this Lease but for the forfeiture the disclaimer or other event as aforesaid in respect of the period from and including the date of the forfeiture the disclaimer or other event as aforesaid until the expiration of twelve
         (12) months therefrom or until the demised premises shall have been re-let by the Landlord (whichever shall first occur)

(4) In the event that the Tenant assigns this Lease the Surety shall enter into the authorised guarantee agreement required by the Landlord so as to guarantee the performance by the Tenant of the Tenant's covenants contained therein

                              THE FOURTH SCHEDULE

                                  THE SERVICES

The Services shall include all or any of the following:-

         (a) Repairing maintaining cleansing and where reasonably necessary during the Term rebuilding replacing renewing and (where appropriate) lighting the roofs foundations external main walls and structure party walls and party structures and the Conduits (not exclusively serving the Demised Premises) of the Building and the Landlord's fixtures and fittings used in common by the Tenant and other occupiers of the Building and the electrical installations so far as any such are not the sole liability of any particular lessee or occupier in the Building.

         (b) Redecorating the exterior of the Building as often as the Landlord shall feel is reasonably necessary not more often than once in every 3 years (save in respect of the external timberwork where such may be carried out not more often than every 2 years)

         (c)      (i)      The supply of heating (so far as is practicable from
                           the existing installation and the layout of the Demised Premises at the date hereof) between the hours of 8.00 and 19.00 hours on every weekday except
                           Saturdays and between the hours of 8:00 and 13.00 hours on every Saturday in the months of January
                           February March April October November and December and (in the Landlord's discretion) during other periods in the event of inclement weather (but not on any Bank or other general public holiday or on any other day which may be observed as a general holiday) and further the supply of hot water during the said hours throughout the year within the capacity of the existing installation from time to time and the maintenance and operation of the boiler and all associated plant and its replacement.
                  (ii)     The supply of air conditioning (so far as is
                           practicable from the existing installation and the layout of the Demised Premises at the date hereof) at such times as the Landlord shall acting reasonably determine

         (d) Cleaning lighting and maintenance of the common areas and cleaning the outside of the windows of the Building (including the Demised Premises)


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
         (e) the cultivation of any existing planted landscaped or grassed areas within the curtilage of the Building

         (f) maintaining the fire alarms in and around the Building at all times

         (g) the cost of and incidental to doing and executing or causing to be done and executed all such acts and things and works as are or may be under or by virtue of any Act or Acts of Parliament for the time being in force or any instrument regulation or order made thereunder be directed or required to be done or executed upon or in respect of the Building or any part thereof or the user thereof or employment or residence therein of any person or persons or fixtures or fittings chattels goods machinery plant or other things thereon save where such acts and things and works are the responsibility of any tenant for the time being under a lease of any part of the Building or where the Landlord occupies part of the Building would be such Tenant's responsibility if the Landlord as such Tenant had entered into a lease in the form of this lease of such part

         (h) all reasonable fees charges and expenses in respect of the administration and management of the Building or payable to any professional adviser whom the Landlord may from time to time reasonably and properly employ in connection with the administration or management of the Building including (without prejudice to the generality of the foregoing) the costs of preparing and causing to be prepared a certified statement of the Total Service Cost (as referred to in the Fifth Schedule) and auditing the same PROVIDED that if the Landlord shall fulfill any such functions itself the Landlord shall be entitled to charge a reasonable fee therefor not exceeding ten per cent of such amounts

         (i) the premiums payable in respect of an insurance policy or policies:

                  (i) for the Building (but excluding the Demised Premises and any other part of the Building which is let or intended for letting) against the Insured risks

                  (ii) against all liabilities obligations actions proceedings costs claims demands penalties compensation loss damage damages and expenses of whatsoever nature which may from time to time be reasonably attributable to the Landlord and arise directly or indirectly out of the provision of any of the Services or the maintenance management or administration of the Building



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
         (j) the reasonable cost of carrying out all other work or providing goods and services of any kind whatsoever which the Landlord may from time to time reasonably consider necessary or desirable for the purpose of maintaining the Building including (without prejudice to the generality of the foregoing) such sum as the Landlord shall in its discretion think fit as being a reasonable provision for expenditure likely to be incurred during the period of 12 months following the expiry of the Accounting Period in connection with the matters mentioned in this Schedule

         (k) all existing future rates taxes charges assessments duties impositions and outgoings whatsoever whether parliamentary parochial local or of any other description which are now or shall at any time during the Term be rated taxed charged assessed imposed upon or payable in respect of the Building or any part thereof (but excluding the Demised Premises or any part of the Building which is let or intended to be let or is occupied by the Landlord) or upon or payable by either the owner or occupier in respect thereof including (but without prejudice to the generality of the foregoing) value added tax or any similar or substituted tax and any such rates taxes charges assessments duties impositions and outgoings which may be attributable to the Building in respect of any premises property land thing or facility which is or are used or capable or being used for the benefit of the Building

         (l)      All and any costs properly payable by the Landlord:-

                  (i) to Hampton Business Court Limited (or its successors in title) pursuant to Clause 1(c) of the Deed

                  (ii) to Bride Hall Developments Limited (or its successors in title) pursuant to the matters referred to in the First Schedule to the Transfer


                               THE FIFTH SCHEDULE
                       CALCULATION OF THE SERVICE CHARGE

1. In this Schedule the words "Accounting Period" mean the period from 1st day of October in any year to the 30th day of September in any following year or such other period (be it of twelve months duration or more (but not exceeding 18 months) or less) as the Landlord may from time to time specify in the Landlord's absolute discretion by notice in writing to the Tenant and the words "First Accounting Period" refer to the Accounting Period over the years 2000-2001

2. The Service Charge shall be 25% of the total costs of the Services ("The Total Service Cost") and shall be made up and consist of the following sums payable at the time and in the manner indicated:-

         (a) in respect of the First Accounting Period the Tenant shall pay on account of the Service Charge the sum of (pound)6840 Per annum by equal quarterly payments in advance on the usual quarter days the first of such payments in respect of the period from the commencement of the First Accounting Period to the quarter day next following the date hereof to be made on or before the date hereof

         (b) in respect of any Accounting Period after the First Accounting Period the Landlord shall on or about the last day of the last preceding Accounting Period (or as soon thereafter as may be convenient to the Landlord) give to the Tenant notice in writing of the Landlord's estimated Total Service Cost for the Accounting Period in question and the estimated Service Charge and the Tenant shall then pay such estimated Service Charge to the Landlord on account of the Service Charge for the Accounting Period in question by equal quarterly payments in advance on the usual quarter days save that where any of the quarter days for the Accounting Period in question have elapsed prior to the service of such notice the Tenant shall within fourteen days of the service of such notice pay to the Landlord a lump sum equal to the proportion of the estimated Service Charge which would otherwise have been attributable to and payable in advance on any such quarter days

         (c) The Landlord shall as soon as reasonably possible after the end of each Accounting Period prepare and deliver to the Tenant a certified statement of the Total Service Cost for such Accounting Period and the sum determined by the Landlord's Surveyor to be the Service Charge for such Accounting Period and the Tenant shall with the rent due on the next following quarter day pay to the Landlord any balance shown by such certified statement to be due from the Tenant as being in excess of any sums received by the Landlord on account of the Service Charge under the provisions of this Schedule and in the event of any such sums received on account exceeding the Service Charge the Landlord shall retain the amount of the excess on account of any future Service Charge payable by the Tenant to the Landlord under the provisions hereof

         (d) If in any Accounting Period the Landlord in the reasonable exercise for the Landlord's discretion desires to pay discharge or incur any costs expenses outgoings or other sums authorised under the provisions of the Fourth Schedule and the money held by the Landlord either in reserve (as authorised by the Fourth Schedule hereto) or on account of the Service Charge shall be insufficient for this purpose as well as for the purpose of applying discharging or incurring the costs expenses outgoings or other sums which the Landlord has anticipated either in the figure referred to in subparagraph(a) of this paragraph or the estimated Total Service Cost referred to in subparagraph(b) of this paragraph then the Landlord shall be entitled to demand a reasonable further sum or sums on account of Service Charge such sum or sums to be paid to the Landlord within fourteen days of demand

         (e) Any omission by the Landlord to include in any Accounting Period any costs expenses outgoings or other sums in respect of the Services attributable to that Accounting Period shall not preclude the Landlord from including such costs expenses outgoings or other sums in the Total Service Cost in respect of any subsequent Accounting Period

3. The certified statement of the Landlord's Surveyor as to the amount of the estimated or actual Total Service Cost or Service Charge in the absence of any manifest error shall be final and binding upon the Tenant as to questions of fact

4. All reasonable endeavours will be used by the Landlord to maintain the Total Service Cost at the lowest figure consistent with the due performance and observance of the Landlord's obligations hereunder by the Tenant shall not be entitled to object to any items comprised therein by reason only that the materials work service or other matter in question might then have been provided or performed at a lower cost

5. All payments to be made by the Tenant under the provisions of this Schedule are exclusive of value added tax (but so far as as may be required or permitted by law) value added tax incurred by the Landlord in connection with the Total Service Cost or any part thereof (to the extent that such are not recoverable by the Landlord as input credits) shall itself form part of the Total Service Cost.

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
THE COMMON SEAL OF
SOMMER HOLDINGS LIMITED
signed in the presence of

         Director                               [SEAL]



         Director/Secretary

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